Exhibit 23.1

A PARTNERSHIP OF INCORPORATED PROFESSIONALS	Amisano Hanson
Chartered Accountants

CONSENT OF INDEPENDENT ACCOUNTANTS

October 25, 2005

Knightsbridge Resources Inc.

91 Commercial Road

Poole, Dorset U.K. BH14 0JD

Re: Form SB-1/A-4 Registration Statement

Dear Sir or Madam:

We hereby consent to use in the Prospectus constituting a part of this Registration Statement on Form SB-1/A-4 of our report dated June 1, 2005, relating to financial statements of Knightsbridge Resources Inc., which are contained in this prospectus.

We also consent to the reference to us under the captions "Experts" in the Prospectus.

"Amisano Hanson"
Amisano Hanson, Chartered Accountants
750 West Pender Street, Suite 604	Telephone: 604-689-0188
Vancouver Canada	Facsimile: 604-689-9773
V6C 2T7	E-MAIL: amishan@telus.net